                             TUSCARORA INCORPORATED
                EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE


                                                      Three Months Ended November 30,
                                                      -------------------------------
                                                            1997              1996
                                                           ------            ------
                                                   (In thousands, except per share data)
PRIMARY
     Weighted average number of shares of
          Common Stock outstanding                          9,476             9,424
     Net effect of dilutive stock options -
          based on the treasury stock method
          using average market price                          225               159
                                                           ------            ------

               TOTAL                                        9,701             9,583
                                                           ======            ======

     Net income                                            $3,772            $3,692
                                                           ======            ======

     Per share amount                                      $  .39            $  .39
                                                           ======            ======

FULLY DILUTED
     Weighted average number of shares of
          Common Stock outstanding                          9,476             9,424
     Net effect of dilutive stock options -
          based on the treasury stock method
          using greater of average market price
          or closing market price                             225               160
                                                           ------            ------

               TOTAL                                        9,701             9,584
                                                           ======            ======

     Net income                                            $3,772            $3,692
                                                           ======            ======

     Per share amount                                      $  .39            $  .39
                                                           ======            ======


                                       13